EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Biomerica, Inc. (the "Company") on Form 10-Q for the period ending November 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Janet Moore, Chief Financial Officer of the Company, certify, to the best of my knowledge, Pursuant to Exchange Act Rule 15d-14(b) and 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes Oxley Act of 2002,

i.   The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, and

ii.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Janet Moore

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Janet Moore

Chief Financial Officer

Date: January 14, 2014